                                                                    EXHIBIT 99.1

For immediate release
Contacts: Jane Ostrander
Media Relations
847 482-5607
jane.ostrander@tenneco-automotive.com

Leslie Hunziker
Investor Relations
847 482-5042
leslie.hunziker@tenneco-automotive.com


                TENNECO AUTOMOTIVE REPORTS THIRD QUARTER RESULTS
                           COMPANY REDUCES TOTAL DEBT

     o    Company reports net income of $3 million, or 9-cents per diluted share
     o    Original Equipment business improves gross margin performance
     o    Company lowers total debt by $93 million
     o    Working capital improvements generate $87 million in cash

Lake Forest, Illinois, October 21, 2003 -- Tenneco Automotive (NYSE: TEN) announced today that the company reported net income of $3 million, or 9-cents per diluted share, in the third quarter of 2003, versus net income of $5 million, or 13-cents per diluted share in the third quarter of 2002. The company generated $103 million in cash flow before financing activities, which reduced bank and bond debt to $1.404 billion. The company's strong cash performance in the quarter was primarily driven by $87 million in cash from working capital improvements, including reductions in receivables and inventory, and a 15 percent decrease in capital spending year-over-year.

"We are pleased with our performance in generating cash and continuing to pay down debt. We ended the quarter with borrowings under our credit facility at zero and our bank and bond debt at the lowest level since becoming a stand-alone company," said Mark P. Frissora, chairman and CEO, Tenneco Automotive.

The company reported revenue of $915 million for the quarter versus $856 million in the third quarter 2002.

EBIT (earnings before interest, taxes, and minority interest) was $39 million in the quarter, down $1 million compared with third quarter 2002. EBIT before depreciation and amortization (EBITDA) was $79 million for the quarter, versus third quarter 2002 EBITDA of $75 million. See the table entitled, "Reconciliation of GAAP Results to non-

GAAP Results," which is attachment 2 to the press release for more information about EBITDA and other non-GAAP results in this press release.

The third quarter 2003 results include pre-tax restructuring related expenses of $1 million, or 2-cents per diluted share, and a $3 million, or 9-cents per diluted share, tax benefit related to adjusting tax accounts to reflect the 2002 tax returns filed in the third quarter. In addition, the company reduced inventory balances by $17 million, primarily in the European aftermarket, which decreased the quarter's EBIT by $4 million. This EBIT decrease was the result of inventory absorption costs -- fixed manufacturing costs that the company continued to incur in spite of the lower production levels necessary to drive inventory down. Because of the lower production levels, a greater portion of the fixed manufacturing costs were recognized in the income statement rather than allocated to inventory balances.

The third quarter 2002 results include pre-tax restructuring related expenses of $3 million, or 4-cents per diluted share, and a $2 million, or 6-cents per diluted share, tax benefit as a result of a change in the effective tax rate.

The company's total gross margin for the quarter was 20.5 percent versus 21.1 percent one year ago. Gross margin performance was negatively impacted by lower global aftermarket sales and the higher absorption costs associated with inventory reductions, which together more than offset improved gross margins in the company's original equipment business. Compared to one year ago, the gross margin for the European original equipment business improved nearly two percentage points and nearly one percentage point in the North American original equipment business.

The original equipment business gross margin improvement reflects cost savings generated by the company's focus on integrating its operations and improving manufacturing and distribution efficiency worldwide. In addition to Lean initiatives and global supply chain improvements, Six Sigma programs generated $6 million in savings during the quarter and Project Genesis, a global restructuring program, generated $5 million in incremental savings.

"We have a more variable cost structure in place to help offset some of the volume softness that we're seeing in our markets worldwide. However, we must continue to control costs and implement processes to improve our operating efficiency," said Frissora. "The global aftermarket continues to pull down our overall performance. We are continuing to adjust our manufacturing footprint and reduce capacity to help offset the tough market conditions. We are also pursuing opportunities to expand into new aftermarket product categories."

Tenneco Automotive again outperformed the requirements of its bank debt covenants. At September 30, the leverage ratio was 4.30, below the maximum limit of 5.25; the fixed charge coverage ratio was 1.47, exceeding the minimum required ratio of 0.95; and the interest coverage ratio was 2.55; exceeding the minimum required ratio of 1.80.

NORTH AMERICA

     o North American original equipment revenue was $329 million for the quarter versus $337 million in third quarter 2002. Revenue was down 2 percent, versus an estimated market decline of 5 percent. Excluding the impact of lower pass-through catalytic converter sales, revenue was flat.

     o North American aftermarket revenue was $123 million versus $129 million one year ago. The decline was primarily due to a 9 percent decline in exhaust sales.

     o EBIT for North American operations was $32 million compared with $36 million in the third quarter of 2002. The EBIT decline was the result of lower volumes and higher marketing costs in the aftermarket business, which were partially offset by improved manufacturing efficiency in the original equipment operations. Third quarter 2002 EBIT included $1 million in restructuring related expenses.

EUROPE

     o European original equipment revenue increased to $253 million from $219 million in third quarter 2002. Before the impact of favorable currency and pass-through catalytic converter sales, revenue was $167 million, versus third quarter 2002 revenue of $163 million excluding pass-through sales. Significant year-over-year reductions in OE exhaust volumes impacted revenue and partially offset OE ride control volume increases on new platforms.

     o European aftermarket revenue was $92 million compared with $86 million in third quarter 2002. Excluding the impact of currency, revenue was $78 million. The revenue decline was largely the result of a 14 percent decline in aftermarket exhaust sales, adjusted for currency.

     o European EBIT was a loss of $2 million compared with a loss of $1 million the previous year. Favorable currency exchange rates benefited third quarter 2003 EBIT by $1 million. The company's European original equipment business posted year-over-year earnings improvement. However, absorption costs of $4 million for reducing inventories and restructuring related expenses of $1 million as well as the continuing aftermarket volume decline drove down overall earnings performance. Earnings were also negatively impacted by higher depreciation costs of $5 million associated with the opening of a new facility in Eastern Europe and the appreciating Euro. Third quarter 2002 EBIT included $2 million in restructuring related expenses.

REST OF WORLD

     o The company's Australian operations increased revenue to $45 million from $31 million in third quarter 2002. Excluding the favorable impact of currency, revenue was $36 million. The increase was fueled by higher pass-through catalytic converter sales and strong volumes on existing platforms.

     o Increased OE volumes in China and Thailand, including higher exhaust pass-through volumes in China, continue to drive revenue growth in Asia. Revenue from Asian operations was $42 million versus $30 million in third quarter 2002.

     o In South America, the company reported revenue of $31 million, a 31 percent increase over the third quarter 2002 revenue. Excluding the impact of favorable currency exchange rates, revenue was up 22 percent.

     o Combined EBIT for Asia, South America and Australia was $9 million in the third quarter 2003, compared with $5 million in the third quarter of 2002. Higher revenue, favorable currency exchange rates and manufacturing efficiencies drove the improvement.

Attachment 1 to this press release provides additional information on Tenneco Automotive's third quarter results.

CONFERENCE CALL INFORMATION

The company will host a conference call on October 21, 2003 at 10:30 a.m. EDT. The dial-in number is 888-779-7694 domestic or 630-395-0023 international. The passcode is Tenneco Auto. The call will be available on the financial section of the Tenneco Automotive web site at www.tenneco-automotive.com. A copy of this press release, which includes in the attachments financial information to be discussed on this call, is also available on the financial and news sections of the Tenneco Automotive web site at www.tenneco-automotive.com. A recording of this call will be available one hour following the completion of the call on October 21, 2003 through October 28, 2003. To access this recording, dial 800-839-8559 domestic or 402-998-1013 international and enter passcode 8400.



Tenneco Automotive is a $3.5 billion manufacturing company with headquarters in Lake Forest, Illinois and approximately 19,600 employees worldwide. Tenneco Automotive is one of the world's largest producers and marketers of ride control and exhaust systems and products, which are sold under the Monroe(R) and Walker(R) global brand names. Among its products are Sensa-Trac(R) and Monroe Reflex(R) shocks and struts, Rancho(R) shock absorbers, Walker(R) Quiet-Flow(R) mufflers and DynoMax(R) performance exhaust products, and Monroe(R) Clevite(R) vibration control components.

This press release contains forward-looking statements. Words such as "continue", "must", "pursuing", "implement" and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are: (i) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; (ii) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals; (iii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases); (iv) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products, including the company's resultant inability to realize the sales represented by its awarded book of business and the overall highly competitive nature of the automotive parts industry; (v) changes in consumer demand and prices, including longer product lives of automobile parts and the cyclicality of automotive production and sales of automobiles which include the company's products, and the potential negative impact on the company's revenues and margins from such products; (vi) the cost of compliance with changes in regulations, including environmental regulations; (vii) workforce factors such as strikes or labor interruptions; (viii) material substitutions and increases in the costs of raw materials; (ix) the company's ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans; (x) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers; (xi) further changes in the distribution channels for the company's aftermarket products, further consolidations among automotive parts customers and suppliers, and product warranty costs; (xii) changes by the Financing Accounting Standards Board or other accounting regulatory bodies of authoritative generally accepted accounting principles or policies; (xiii) acts of war, riots or terrorism, including, but not limited to the events taking place in the Middle East, the current military action in Iraq and the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where we operate and
(xiv) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2002. Further information can be found on the company's web site at www.tenneco-automotive.com.

                                       ###

                                                                    ATTACHMENT 1

            TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                         STATEMENTS OF INCOME (LOSS)
                                  Unaudited
                       NINE MONTHS ENDED SEPTEMBER 30,
                (Millions except share and per share amounts)


                                                                                2003                   2002
                                                                          --------------         --------------
Net sales and operating revenues:                                         $        2,834         $        2,613
                                                                          ==============         ==============

Costs and Expenses
   Cost of Sales (exclusive of depreciation shown below)                           2,249 (a)              2,058 (d)
   Engineering, Research and Development                                              50                     49
   Selling, General and Administrative                                               276                    271 (e)
   Depreciation and Amortization of Other Intangibles                                120                    104
                                                                          --------------         --------------
          Total Costs and Expenses                                                 2,695                  2,482
                                                                          ==============         ==============

Gain on sale of assets                                                                --                     11 (f)
Loss on sale of receivables                                                           (1)                    (2)
Other Income (Loss)                                                                   (1)                    (2)
                                                                          --------------         --------------
Total Other Income (Loss)                                                             (2)                     7
                                                                          --------------         --------------

Income before Interest Expense,
 Income Taxes, and Minority Interest
   North America                                                                     109 (a)                108 (d) (e)
   Europe                                                                              8 (a)                 15 (d) (e) (f)
   Other                                                                              20                     15
                                                                          --------------         --------------
                                                                                     137                    138
Less:
   Interest expense (net of
     interest capitalized)                                                           105 (b)                108
   Income tax expense (benefit)                                                       (1)(c)                  6 (g)
   Minority interest                                                                   5                      2
                                                                          --------------         --------------
Income before Cumulative Effect of
   Change in Accounting Principle                                                     28                     22
                                                                          --------------         --------------

Cumulative Effect of Change in Accounting
   Principle, net of income tax                                                       --                   (218)
                                                                          --------------         --------------
Net income (loss)                                                         $           28         $         (196)
                                                                          ==============         ==============

Average common shares outstanding:
   Basic                                                                            40.3                   39.8
                                                                          ==============         ==============
   Diluted                                                                          41.5                   41.7
                                                                          ==============         ==============

Earnings (loss) per share of common stock:
   Basic-
      Before Cumulative Effect of Change in Accounting Principle          $         0.71         $         0.56
      Cumulative Effect of Change in Accounting Principle                             --                  (5.48)
                                                                          --------------         --------------
                                                                          $         0.71         $        (4.92)
                                                                          ==============         ==============

   Diluted-
      Before Cumulative Effect of Change in Accounting Principle          $         0.69         $         0.53
      Cumulative Effect of Change in Accounting Principle                             --                  (5.48)
                                                                          --------------         --------------
                                                                          $         0.69         $        (4.95)
                                                                          ==============         ==============


(a) Includes restructuring and restructuring related charges of $7 million pre-tax, $4 million after-tax or $0.11 per share. The entire charge is recorded in cost of sales. Geographically, $3 million is recorded in North America and $4 million in Europe.

(b) Includes a pre-tax expense of $5 million, $3 million after-tax or $.07 per share related to debt issuance costs that were deferred on the senior debt we paid down with the proceeds of the $350 million bond offering.

(c) Includes a $14 million or $.36 per share tax benefit related to the resolution of several tax issues.

(d) Includes restructuring and restructuring related charges of $6 million pre-tax, $3 million after-tax or $0.08 per share. The entire charge is recorded in cost of sales. Geographically, $3 million is recorded in both North America and Europe.

(e) Includes costs associated with the amendment of the senior debt agreement of $2 million pre-tax, $1 million after-tax or $0.03 per share. The entire charge is recorded in SG&A. Geographically, $1 million is recorded in both North America and Europe.

(f) Includes a gain on the sale of a UK facility of $11 million pre-tax, $5 million after-tax or $0.13 per share. Geographically, all of the gain is recorded in Europe.

(g) Includes a $6 million or $.17 per share tax benefit related to the resolution of several tax issues.

                                                                    ATTACHMENT 1

             TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                          STATEMENTS OF INCOME (LOSS)
                                   Unaudited
                        THREE MONTHS ENDED SEPTEMBER 30,
                 (Millions except share and per share amounts)


                                                                            2003                  2002
                                                                      --------------         --------------
Net sales and operating revenues:                                     $          915         $          856
                                                                      ==============         ==============

Costs and Expenses
   Cost of Sales (exclusive of depreciation shown below)                         727 (a)                675 (c)
   Engineering, Research and Development                                          18                     18
   Selling, General and Administrative                                            91                     85
   Depreciation and Amortization of Other Intangibles                             40                     35
                                                                      --------------         --------------
          Total Costs and Expenses                                               876                    813
                                                                      ==============         ==============

Loss on sale of receivables                                                       (1)                    (1)
Other Income (Loss)                                                                1                     (2)
                                                                      --------------         --------------
Total Other Income (Loss)                                                         --                     (3)
                                                                      --------------         --------------

Income (Loss) before Interest Expense,
 Income Taxes, and Minority Interest
   North America                                                                  32                     36 (c)
   Europe                                                                         (2)(a)                 (1)(c)
   Other                                                                           9                      5
                                                                      --------------         --------------
                                                                                  39                     40
Less:
   Interest expense (net of
     interest capitalized)                                                        36                     36
   Income tax expense (benefit)                                                   (2)(b)                 (2)(d)
   Minority interest                                                               2                      1

                                                                      --------------         --------------
Net income                                                            $            3         $            5
                                                                      ==============         ==============

Average common shares outstanding:
   Basic                                                                        40.6                   39.8
                                                                      ==============         ==============
   Diluted                                                                      42.2                   42.0
                                                                      ==============         ==============

Earnings (loss) per share of common stock:
   Basic-                                                             $         0.10         $         0.13
                                                                      ==============         ==============
   Diluted-                                                           $         0.09         $         0.13
                                                                      ==============         ==============


(a) Includes restructuring related charges of $1 million pre-tax, $1 million after-tax or $0.02 per share. The entire charge is recorded in cost of sales. Geographically all of the charge is recorded in Europe.

(b) Includes a $3 million or $.09 per share tax benefit related to the resolution of outstanding tax issues.

(c) Includes restructuring and other charges of $3 million pre-tax, $2 million after-tax or $0.04 per share. The entire charge is recorded in cost of sales. Geographically, $1 million is recorded in North America and $2 million in Europe.

(d) Includes a $2 million or $.06 per share tax benefit related to a change in the estimated effective tax rate.

                                                                    ATTACHMENT 1

                TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                                    BALANCE SHEET
                                     (Unaudited)
                                      (Millions)

                                                            September 30, 2003         December 31, 2002
                                                            -------------------       -------------------
 Assets

           Cash and Temporary Cash Investments              $                63       $                54

           Receivables, Net                                                 484                       409

           Inventories                                                      338                       352

           Other Current Assets                                             160                       151

           Investments and Other Assets                                     537                       512

           Plant, Property, and Equipment, Net                            1,067                     1,026
                                                            -------------------       -------------------

           Total Assets                                     $             2,649       $             2,504
                                                            ===================       ===================




Liabilities and Shareowners' Equity

           Short-Term Debt                                  $                18       $               228

           Accounts Payable                                                 569                       505

           Accrued Taxes                                                     43                        40

           Accrued Interest                                                  41                        23

           Other Current Liabilities                                        216                       220

           Long-Term Debt                                                 1,386                     1,217

           Deferred Income Taxes                                             71                       103

           Deferred Credits and Other Liabilities                           267                       243

           Minority Interest                                                 21                        19

           Total Shareholders' Equity                                        17                       (94)
                                                            -------------------       -------------------

           Total Liabilities and Shareholders' Equity       $             2,649       $             2,504
                                                            ===================       ===================

                                                                    ATTACHMENT 1

             TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                            Statement of Cash Flows
                                  (Unaudited)
                                   (Millions)

                                                                                                  NINE MONTHS ENDED
                                                                                                    SEPTEMBER 30,
                                                                                   -----------------------------------------------
                                                                                           2003                        2002
                                                                                   ------------------           ------------------
Operating activities:
  Net income (loss) before cumulative effect of change in accounting
        principle, net of tax                                                      $               28           $               22
  Adjustments to reconcile income (loss)
   to net cash provided (used) by operating activities -
    Depreciation and amortization                                                                 120                          104
    Deferred income taxes                                                                         (18)                         (17)
    (Gain)/loss on sale of businesses and assets, net                                               1                           (9)
    Changes in components of working capital -
      (Inc.)/dec. in receivables                                                                  (47)                         (25)
      (Inc.)/dec. in inventories                                                                   43                           11
      (Inc.)/dec. in prepayments and other current assets                                           3                          (20)
      Inc./(dec.) in payables                                                                      31                           76
      Inc./(dec.) in taxes accrued                                                                (24)                           3
      Inc./(dec.) in interest accrued                                                              19                           14
      Inc./(dec.) in other current liabilities                                                    (15)                          10
    Other                                                                                          21                           (1)
                                                                                   ------------------           ------------------
Net cash provided (used) by operating activities                                                  162                          168

Investing activities:
  Net proceeds from sale of assets                                                                  4                           20
  Expenditures for plant, property & equipment                                                    (83)                         (86)
  Investments and other                                                                            (5)                          10
                                                                                   ------------------           ------------------
Net cash provided (used) by investing activities                                                  (84)                         (56)
                                                                                   ------------------           ------------------

Net Cash provided (used) before financing activities                                               78                          112

Financing activities:
  Proceeds from capital contributions                                                               1                           --
  Issuance of long-term debt                                                                      350                            1
  Debt issuance costs on long-term debt                                                           (13)                          --
  Retirement of long-term debt                                                                   (277)                         (89)
  Net inc./(dec.) in short-term debt excluding current
   maturities on long-term debt                                                                  (119)                         (22)
  Other                                                                                            (1)                          --
                                                                                   ------------------           ------------------
Net cash provided (used) by financing activities                                                  (59)                        (110)
                                                                                   ------------------           ------------------

Effect of foreign exchange rate changes on cash and
 temporary cash investments                                                                       (10)                          (9)
                                                                                   ------------------           ------------------

Inc./(dec.) in cash and temporary cash investments                                                  9                           (7)
Cash and temporary cash investments, January 1                                                     54                           53
                                                                                   ------------------           ------------------
Cash and temporary cash investments, September 30                                  $               63           $               46
                                                                                   ==================           ==================

Cash paid during the period for interest                                           $               79           $               94
Cash paid during the period for income taxes                                       $               41           $               22

                                                                    ATTACHMENT 2

                               TENNECO AUTOMOTIVE
              RECONCILIATION OF GAAP(1) RESULTS TO NON-GAAP RESULTS
                                    Unaudited



                                                                                    Q3 2003                   Q3 2002
                                                                            -----------------------   -----------------------
                                                                              Amount     Per Share      Amount     Per Share
                                                                            ----------  -----------   ----------  -----------
Net Income (GAAP measure)                                                   $     3      $  0.09        $     5       $  0.13

After tax adjustments (reflects non-GAAP measures):
        Restructuring and restructuring related expenses                          1         0.02              2          0.04
        Tax return to accrual adjustment                                         (3)       (0.09)            --            --
        Effective tax rate change                                                --          --              (2)        (0.06)
                                                                            -------      -------        -------       -------

Non-GAAP earnings measure(2)                                                $     1      $  0.02        $     5       $  0.11
                                                                            =======      =======        =======       =======


                                                                                                Q3 2003
                                                                          ---------------------------------------------------
                                                                            North                       Rest of
                                                                           America         Europe        World        Total
                                                                          -----------   ------------   ---------   ----------
Net income (loss)                                                                                                    $      3

Minority interest                                                                                                           2

Income tax expense (benefit)                                                                                               (2)

Interest expense (net of interest capitalized)                                                                             36
                                                                                                                     --------

Income(loss) before interest expense, income taxes
        and minority interest (GAAP measure)                                $     32     $     (2)      $      9           39

Depreciation and amortization of other intangibles                                22           15              3           40
                                                                            --------     --------       --------     --------

Total EBITDA(3)                                                             $     54     $     13       $     12     $     79
                                                                            ========     ========       ========     ========

                                                                                                 Q3 2002
                                                                          -----------------------------------------------------
                                                                             North                      Rest of
                                                                            America        Europe        World        Total
                                                                          -----------   ------------   ---------   ------------
Net income (loss)                                                                                                    $      5

Minority interest                                                                                                           1

Income tax expense (benefit)                                                                                               (2)

Interest expense (net of interest capitalized)                                                                             36
                                                                                                                     --------

Income(loss) before interest expense, income taxes
        and minority interest (GAAP measure)                                $     36     $     (1)      $      5           40

Depreciation and amortization                                                     22           10              3           35
                                                                            --------     --------       --------     --------

Total EBITDA(3)                                                             $     58     $      9       $      8     $     75
                                                                            ========     ========       ========     ========



(1)  Generally Accepted Accounting Principles

(2) Tenneco Automotive presents the above reconciliation of GAAP to non-GAAP results in order to reflect the results for the third quarters of 2003 and 2002 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measure to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA represents net income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco Automotive has presented EBITDA because it regularly reviews EBITDA as a measure of the company's ability to incur and service debt. In addition, Tenneco Automotive believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco Automotive also believes EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

                                                                    ATTACHMENT 2

                               TENNECO AUTOMOTIVE
             RECONCILIATION OF GAAP(1) RESULTS TO NON-GAAP RESULTS
                                   Unaudited



                                                                          YTD 2003                      YTD 2002
                                                              ---------------------------  -------------------------------
                                                                 Amount        Per Share         Amount         Per Share
                                                              ------------    ------------    ------------    ------------
Net Income before Cumulative Effect of Change in Accounting
        Principle (GAAP measure)                              $         28    $       0.69    $         22    $       0.53

After tax adjustments (reflects non-GAAP measures):
        Restructuring and restructuring related expenses                 4            0.11               3            0.08
        Tax adjustments                                                (14)          (0.36)             (6)          (0.17)
        Debt issuance cost write off                                     3            0.07              --              --
        Gain on sale of York facility                                   --              --              (5)          (0.13)
        Amendment fee                                                   --              --               1            0.03
                                                              ------------    ------------    ------------    ------------

Non-GAAP earnings measure(2)                                  $         21    $       0.51    $         15    $       0.34
                                                              ============    ============    ============    ============

                                                                                         YTD 2003
                                                              ------------------------------------------------------------
                                                                 North                         Rest of
                                                                America         Europe           World           Total
                                                              ------------    ------------    ------------    ------------
Net income (loss)                                                                                             $         28

Minority interest                                                                                                        5

Income tax expense (benefit)                                                                                            (1)

Interest expense (net of interest capitalized)                                                                         105
                                                                                                              ------------

Income(loss) before interest expense, income taxes and
        minority interest (GAAP measure)                      $        109    $          8    $         20             137

Depreciation and amortization of other intangibles                      68              43               9             120
                                                              ------------    ------------    ------------    ------------

Total EBITDA(3)                                               $        177    $         51    $         29    $        257
                                                              ============    ============    ============    ============



                                                                                            YTD 2002
                                                              ------------------------------------------------------------
                                                                 North                           Rest of
                                                                America        Europe            World         Total
                                                              ------------    ------------    ------------    ------------
Net income (loss)                                                                                             $       (196)

Cumulative effect of change in accounting
        principle, net of income tax                                                                                   218

Minority interest                                                                                                        2

Income tax expense (benefit)                                                                                             6

Interest expense (net of interest capitalized)                                                                         108
                                                                                                              ------------

Income(loss) before interest expense, income taxes and
        minority interest (GAAP measure)                      $        108    $         15    $         15             138

Depreciation and amortization                                           65              30               9             104
                                                              ------------    ------------    ------------    ------------

Total EBITDA(3)                                               $        173    $         45    $         24    $        242
                                                              ============    ============    ============    ============


(1) Generally Accepted Accounting Principles

(2) Tenneco Automotive presents the above reconciliation of GAAP to non-GAAP results in order to reflect the results for the first nine months of 2003 and 2002 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measure to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA represents net income before cumulative effect of change in accounting principle, interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco Automotive has presented EBITDA because it regularly reviews EBITDA as a measure of the company's ability to incur and service debt. In addition, Tenneco Automotive believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco Automotive also believes EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

                                                                    ATTACHMENT 2

                               TENNECO AUTOMOTIVE
               RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
                                    Unaudited


                                                                                       Q3 2003
                                                      -------------------------------------------------------------------------
                                                                                                 Pass-through      Revenues
                                                                                                    Sales         Excluding
                                                                                     Revenues     Excluding        Currency
                                                                        Currency     Excluding     Currency    and Pass-through
                                                          Revenues       Impact      Currency       Impact          Sales
                                                        ------------  ------------ ------------  ------------  ----------------
North America Aftermarket
     Ride Control                                       $         78  $         -- $         78  $         --  $         78
     Exhaust                                                      45            --           45            --            45
                                                        ------------  ------------ ------------  ------------  ------------
     Total North America Aftermarket                             123            --          123            --           123

North America Original Equipment
     Ride Control                                                102            --          102            --           102
     Exhaust                                                     227             5          222            67           155
                                                        ------------  ------------ ------------  ------------  ------------
     Total North America Original Equipment                      329             5          324            67           257

Total North America                                              452             5          447            67           380

Europe Aftermarket
     Ride Control                                                 45             7           38            --            38
     Exhaust                                                      47             7           40            --            40
                                                        ------------  ------------ ------------  ------------  ------------
     Total Europe Aftermarket                                     92            14           78            --            78

Europe Original Equipment
     Ride Control                                                 65             8           57            --            57
     Exhaust                                                     188            26          162            52           110
                                                        ------------  ------------ ------------  ------------  ------------
     Total Europe Original Equipment                             253            34          219            52           167

Total Europe                                                     345            48          297            52           245

Asia                                                              42            --           42            15            27

South America                                                     31             2           29             4            25

Australia                                                         45             9           36             4            32
                                                        ------------  ------------ ------------  ------------  ------------

Total Rest of World                                              118            11          107            23            84

Total Tenneco Automotive                                $        915  $         64 $        851  $        142  $        709
                                                        ============  ============ ============  ============  ============


                                                                                         Q3 2002
                                                      -------------------------------------------------------------------------
                                                                                                 Pass-through      Revenues
                                                                                                    Sales         Excluding
                                                                                     Revenues      Excluding       Currency
                                                                        Currency     Excluding     Currency    and Pass-through
                                                          Revenues       Impact      Currency       Impact          Sales
                                                        ------------  ------------ ------------  ------------  ----------------
North America Aftermarket
     Ride Control                                       $         80  $         -- $         80  $         --  $         80
     Exhaust                                                      49            --           49            --            49
                                                        ------------  ------------ ------------  ------------  ------------
     Total North America Aftermarket                             129            --          129            --           129


North America Original Equipment
     Ride Control                                                101            --          101            --           101
     Exhaust                                                     236            --          236            74           162
                                                        ------------  ------------ ------------  ------------  ------------
     Total North America Original Equipment                      337            --          337            74           263

Total North America                                              466            --          466            74           392

Europe Aftermarket
     Ride Control                                                 39            --           39            --            39
     Exhaust                                                      47            --           47            --            47
                                                        ------------  ------------ ------------  ------------  ------------
     Total Europe Aftermarket                                     86            --           86            --            86

Europe Original Equipment
     Ride Control                                                 46            --           46            --            46
     Exhaust                                                     173            --          173            56           117
                                                        ------------  ------------ ------------  ------------  ------------
     Total Europe Original Equipment                             219            --          219            56           163

Total Europe                                                     305            --          305            56           249

Asia                                                              30            --           30             9            21

South America                                                     24            --           24             2            22

Australia                                                         31            --           31             2            29
                                                        ------------  ------------ ------------  ------------  ------------

Total Rest of World                                               85            --           85            13            72

Total Tenneco Automotive                                $        856  $         -- $        856  $        143  $        713
                                                        ============  ============ ============  ============  ============


Tenneco Automotive presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, pass-through catalytic converter sales include precious metals pricing, which may be volatile. While Tenneco Automotive's original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding pass-through catalytic converter sales removes this impact. Tenneco Automotive uses this information to analyze the trend in revenues before these factors. Tenneco Automotive believes investors find this information useful in understanding period to period comparisons in the company's revenues.

                                                                    ATTACHMENT 2

                               TENNECO AUTOMOTIVE
               RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
                                   Unaudited



                                                                      Nine Months Ended September 30, 2003
                                              --------------------------------------------------------------------------------------
                                                                                              Pass-through           Revenues
                                                                                                  Sales              Excluding
                                                                               Revenues         Excluding            Currency
                                                              Currency         Excluding        Currency         and Pass-through
                                                Revenues       Impact          Currency          Impact                Sales
                                              ------------   -----------    --------------  -----------------  ---------------------

North America Aftermarket
     Ride Control                                   $   240         $ --           $   240              $  --                 $  240
     Exhaust                                            127           --               127                 --                    127
                                              -------------  -----------    --------------  -----------------  ---------------------
     Total North America Aftermarket                    367           --               367                 --                    367

North America Original Equipment
     Ride Control                                       336           --               336                 --                    336
     Exhaust                                            731           10               721                229                    492
                                              -------------  -----------    --------------  -----------------  ---------------------
     Total North America Original Equipment           1,067           10             1,057                229                    828

Total North America                                   1,434           10             1,424                229                  1,195

Europe Aftermarket
     Ride Control                                       133           23               110                 --                    110
     Exhaust                                            137           23               114                 --                    114
                                              -------------  -----------    --------------  -----------------  ---------------------
     Total Europe Aftermarket                           270           46               224                 --                    224

Europe Original Equipment
     Ride Control                                       186           28               158                 --                    158
     Exhaust                                            622           97               525                166                    359
                                              -------------  -----------    --------------  -----------------  ---------------------
     Total Europe Original Equipment                    808          125               683                166                    517

Total Europe                                          1,078          171               907                166                    741

Asia                                                    118            -               118                 42                     76

South America                                            86           (7)               93                  9                     84

Australia                                               118           20                98                 11                     87
                                              -------------  -----------    --------------  -----------------  ---------------------

Total Rest of World                                     322           13               309                 62                    247

Total Tenneco Automotive                            $ 2,834        $ 194           $ 2,640              $ 457                $ 2,183
                                              =============  ===========    ==============  =================  =====================




                                                                      Nine Months Ended September 30, 2002
                                              -------------------------------------------------------------------------------------
                                                                                              Pass-through           Revenues
                                                                                                 Sales              Excluding
                                                                              Revenues         Excluding             Currency
                                                              Currency       Excluding          Currency         and Pass-through
                                                Revenues       Impact         Currency           Impact               Sales
                                              -------------  ------------  ---------------  -----------------  --------------------
North America Aftermarket
     Ride Control                                   $   256         $  --           $  256              $  --                 $  256
     Exhaust                                            147            --              147                 --                    147
                                              -------------  ------------  ---------------  -----------------  ---------------------
     Total North America Aftermarket                    403            --              403                 --                    403


North America Original Equipment
     Ride Control                                       315            --              315                 --                    315
     Exhaust                                            754            --              754                249                    505
                                              -------------  ------------  ---------------  -----------------  ---------------------
     Total North America Original Equipment           1,069            --            1,069                249                    820

Total North America                                   1,472            --            1,472                249                  1,223

Europe Aftermarket
     Ride Control                                       111            --              111                 --                    111
     Exhaust                                            130            --              130                 --                    130
                                              -------------  ------------  ---------------  -----------------  ---------------------
     Total Europe Aftermarket                           241            --              241                 --                    241

Europe Original Equipment
     Ride Control                                       136            --              136                 --                    136
     Exhaust                                            521            --              521                160                    361
                                              -------------  ------------  ---------------  -----------------  ---------------------
     Total Europe Original Equipment                    657            --              657                160                    497

Total Europe                                            898            --              898                160                    738

Asia                                                     77            --               77                 26                     51

South America                                            78            --               78                  7                     71

Australia                                                88            --               88                  4                     84
                                              -------------  ------------  ---------------  -----------------  ---------------------

Total Rest of World                                     243            --              243                 37                    206

Total Tenneco Automotive                            $ 2,613         $  --          $ 2,613             $  446                $ 2,167
                                              =============  ============  ===============  =================  =====================


Tenneco Automotive presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, pass-through catalytic converter sales include precious metals pricing, which may be volatile. While Tenneco Automotive's original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding pass-through catalytic converter sales removes this impact. Tenneco Automotive uses this information to analyze the trend in revenues before these factors. Tenneco Automotive believes investors find this information useful in understanding period to period comparisons in the company's revenues.